Exhibit 10.5

LOAN AGREEMENT THIS LOAN AGREEMENT is made on the 23' d day of April, 2019 BETWEEN: - TEM GROUP LIMITED, a company incorporated in British Virgin Islands with company number 262105 , whose registered office and coriespondence addiess are located at Vistia Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VGl 110 , British Virgin Islands and Suite 1706 , Tower 1 , China Hong Kong City, 33 Canton Road, Tsim Sha Tsui, Hong Kong, respectively (the “Lender”) ; and TEM ELECTRONICS (M) SDN BHD, a company incorporated in Malaysia with company number 365460 T, whose registered address and correspondence address is located at LotA99, Jalan 2A - 3, Lot A 101 & A 102, Jalan 2A, Kawasan Perusahaan MtEL Sungai Lalang, 08000 Sungai Petani, Kedah Darul Ainan, Malaysia (the “Borrower”). The Lender and the Borrower are entering this loan agreement (“Loan Agreement”) in writing of all the terms of the Loan Agreement as follows: - 1. Amount of the Loan United States dollars Three Hundred and Fifty Thousand Only (US$350,000) (the “Loan”). The Loan is subject to review at any time and to the Lender's overriding right of withdrawal and immediate repayment on demand. 2. Date of the Making of this Loan Attreemen 23" April 2019 3. Date of the Making of the Loan_ 23" April 2019 4. Repayment The principal amount of the Loan plus any unpaid interest shall, be repaid on or before 31 December 2020 (the “Last Repayment Date”).

5. Interest 5.1 The rate of interest on the Loan is three per cent ( 3% ) per annum from the date of drawdown until repayment in full and shall be calculated on the actual number of day 5 elapsed and on the basis Of a 360 - day year, including the date of drawdown but excluding the Last Repayment Date . 5.2 The interest acciued on this Loan Agreement shall be payable by the Borrower to the Lender on the Last Repayment Date, subject to the Lender's overriding right of immediate repayment on demand . 6. Place of Negptiation and Completion of the Loan Agreement Lot A99, Jalan 2A - 3, Lot A10l & Al 02, Jalan 2A, Kawasan Perusahaan MIEL Sungai Lalang, 08000 Sungai Petani, Kedah Darul Aman, Malaysia 7. Drawdown The Loan can be fully drawn down on 23‘ d April 2019 as per the Borrower's directions. 8. PreoaYment/Earl v repayment The Loan may be prepaid, without prepayment penalty, with accrued interest up to and including the date of prepayment on the outstanding balance of the Loan by giving Lender fourteen (14) days of prior notice in writing. 9. Whole Agreement and SeverabilitY This Loan Agreement and the documents contemplated hereby constitute the whole and entire agreement between the Lender and the Borrower in respect of the Loan and cancel and supersede any prior agreements and undertakings, whether written or oral, in respect thereof . If any provision hereunder is or becomes prohibited or unenforceable in any jurisdiction, such prohibition and unenf'orceability shall not invalidate or render unenforceable the provision concerned in any other jurisdiction, nor shall it invalidate, affect or impair the other remaining provisions . 10. Governing law and Jurisdiction This Loan Agreement shall be governed by and construed in accordance with the laws of Hong Kong Special Administrative Region and the parties hereto iiTevocably submit to the non - exclusive jurisdiction of the Hong Kong Courts .

IN WITNESS whereof the parties have executed this Loan Agreement the day and year first above written. SIGNED BY For and on behalf of TEM GROUP LIMITED In th• presence of: - SIGNEDBY ) For and on behalf of ) TEM ELECTRONICS (M) SDN BHD ) In the presence of: - )